UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

MASTERCARD INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	13-4172551
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2000 Purchase Street

Purchase, NY 10577

(Address of principal executive offices, including zip code)

(For co-registrants, please see “Table of Co-Registrants” on the following page)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
1.100% Notes due 2022	New York Stock Exchange, Inc.
2.100% Notes due 2027	New York Stock Exchange, Inc.
2.500% Notes due 2030	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-204959 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the 1.100% Notes due 2022, 2.100% Notes due 2027 and 2.500% Notes due 2030 (collectively, the “Notes”) of MasterCard Incorporated (the “Company”) contained under the heading “Description of Debt Securities” in the Registrant’s Registration Statement on Form S-3 (No. 333-204959) and under the heading “Description of the Notes” in the Registrant’s Prospectus, dated November 23, 2015, filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, are incorporated herein by reference.

Item 2.	Exhibits.

4.1	Indenture, dated as of March 31, 2014, between the Company, as issuer, and Deutsche Bank Trust Company Americas, as trustee, (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 31, 2014).

4.2	Forms of the 1.100% Notes due 2022, 2.100% Notes due 2027 and 2.500% Notes due 2030, together with the Officer’s Certificate of the Company, dated as of December 1, 2015 setting forth the terms of the Notes (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 1, 2015).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Date: December 8, 2015

MasterCard Incorporated

By:	/s/ Janet McGinness
	Name:	Janet McGinness
	Title:	Corporate Secretary